Exhibit 10.12

Certain identified information has been marked in the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.

Double asterisks denote omissions.

PUBLIC HEALTH SERVICE

PATENT LICENSE AGREEMENT NONEXCLUSIVE SUBLICENSABLE

This Agreement is based on the model Patent License Non-Exclusive Sublicensable Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

The National Heart, Lung, and Blood Institute (NHLBI)

an Institute or Center (hereinafter referred to as the “IC”) of the

NIH

and

Torus Therapeutics, Inc.,

hereinafter referred to as the “Licensee”,

having offices at 400 Technology Square, Cambridge, MA 02139,

created and operating under the laws of the State of Delaware, United States of America

Tax ID No.: 814301284

For the IC’s internal use only

License Number: L-124-2017/0

License Application Number: A-084-2017

Serial Number(s) of Licensed Patent(s) or Patent Application(s):

O/Ref	Country	Application N°	Status
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

All entitled: [**].

HHS Reference: E-241-2010

Licensee: Torus Therapeutics

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention): N/A

Additional Remarks: N/A

Public Benefit(s): Development of Gene Therapy Products

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D

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((Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), and Appendix G (Royalty Payment Options.

The IC and the Licensee agree as follows:

1.	BACKGROUND

1.1	In the course of conducting biomedical and behavioral research, the IC investigators made inventions that may have commercial applicability.

1.2

By assignment of rights from the IC employees, HHS, on behalf of the Government, and together with Association Institute de Myologie (AIM, Paris, FR), Centre National de la Recherche Scientifique (CNRS, Paris, FR), Universite Pierre et Marie Curie (UPMC, Paris, FR), and INSERM TRANSFERT SA (Paris, FR) (together “Co-Owner”) owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. HHS also owns any tangible embodiments of these inventions actually reduced to practice by the IC.

1.3

The Secretary of HHS has delegated to the IC the authority to enter into this Agreement for the licensing of rights to these inventions under 35 U.S.C. §§200-212, the Federal Technology Transfer Act of 1986, 15 U.S.C. §3710(a), and the regulations governing the licensing of Government-owned inventions, 37 CFR Part 404.

1.4	The IC desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.5	The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2.	Definitions

2.1

“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term “control” shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.2	“Benchmarks” mean the performance milestones that are set forth in Appendix D.

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2.3	“Commercial Development Plan” means the written commercialization plan attached as Appendix E.

2.4

“First Commercial Sale” means the initial transfer by or on behalf of the Licensee or its sublicensees of Licensed Products or the initial practice of a Licensed Process by or on behalf of the Licensee or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

2.5	“Government” means the Government of the United States of America.

2.6	“Licensed Fields of Use” means the fields of use identified in Appendix B.

2.7	“Licensed Patent Rights” shall mean:

(a)

Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all these patents;

(b)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.7(a):

(i)	continuations-in-part of 2.7(a);

(ii)	all divisions and continuations of these continuations-in-part;

(iii)	all patents issuing from these continuations-in-part, divisions, and continuations;

(iv)	priority patent application(s) of 2.7(a); and

(v)	any reissues, reexaminations, and extensions of all these patents;

(c)

to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.7(a): all counterpart foreign and U.S. patent applications and patents to 2.7(a) and 2.7(b), including those listed in Appendix A; and

(d)	Licensed Patent Rights shall not include 2.7(b) or 2.7(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.7(a).

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2.8

“Licensed Processes” means processes, which in the course of being practiced, would be within the scope of one or more claims of the Licensed Patent Rights that have not expired or been abandoned or revoked or held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.9

“Licensed Products” means tangible materials, which in the course of manufacture, use, sale, or importation, would be within the scope of one or more claims of the Licensed Patent Rights that have not expired or been abandoned or revoked or held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.10	“Licensed Territory” means the geographical area identified in Appendix B.

2.11

“Net Sales” means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of the Licensee or its sublicensees, and from leasing, renting, or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and trade, wholesaler and quantity discounts, chargebacks and rebates and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they are with in dependent sales agencies or regularly employed by the Licensee, or sublicensees and on its payroll, or for the cost of collections. Net Sales does not include (a) any sale or transfers between or among Licensee and its Affiliate(s) or sublicensees; provided that the subsequent sale of such Licensed Product to a third-party end-user shall be included in Net Sales; (b) donations to non-profit institutions or government agencies or (c) use or practice for test marketing promotional use or demonstration purposes, or for clinical trials or indigent patient programs.

2.12

“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

3.	GRANT OF RIGHTS

3.1

The IC hereby grants, and the Licensee accepts, subject to the terms and conditions of this Agreement, a nonexclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, research, have researched, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Processes in the Licensed Fields of Use.

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3.2

If the license granted to Licensee in Paragraph 3.1 is held to be invalid or otherwise ineffective with respect to any of the Licensed Patent Rights on account of any failure by the IC to obtain the consent of a co-owner of such Licensed Patent Rights to the grant of such license, the IC hereby covenants not to enforce such Licensed Patent Rights against Licensee or any of Licensee’s permitted sublicensees based on any making or having made, research, having researched, use or having used, sale or having sold, offering to sell, or importation of any Licensed Products in the Licensed Fields of Use or practice or having practiced any Licensed Processes in the Licensed Fields of Use by or on behalf of Licensee or any of Licensee’s permitted sublicensees, for so long as this Agreement remains in force, and the IC further covenants not to consent or agree to, and not to grant or transfer any right permitting or enabling the undertaking of, any such enforcement by any third party.

3.3

Licensee understands that, as of the date of this Agreement, NIH and/or IC, on the one hand, and the Co-Owner, on the other hand, are or may be in discussions regarding a proposed inter-institutional agreement (the “Proposed IIA”) between them pursuant to which they may enter into certain agreements regarding the licensing and administration of the Licensed Patent Rights. Licensee agrees, if requested by NIH and/or IC, to reasonably negotiate appropriate amendments to this Agreement to conform with the Proposed IIA, if and when executed, and, whether or not the Proposed IIA is executed, shall agree to pay any portion of Licensee’s reimbursement obligations under Paragraphs 6.9 and 6.10 directly to Co-Owner as directed by the IC, provided that Licensee’s license hereunder shall remain in force and Licensee shall be treated on par with (or more favorably than) other non-exclusive licensees of the Licensed Patent Rights.

3.4

This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the IC other than the Licensed Patent Rights regardless of whether these patents a redominant or subordinate to the Licensed Patent Rights.

4.	SUBLICENSING

4.1

The Licensee shall notify the IC in writing of its intent to sublicense, after which Licensee may enter into sublicensing agreements under the Licensed Patent Rights only when it concurrently licenses proprietary or in-licensed intellectual property rights controlled by Licensee in connection with Licensed Products or Licensed Processes. For the avoidance of doubt, the Licensee does not have the right to solely sublicense the Licensed Patent Rights.

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4.2

The Licensee agrees that any sublicenses granted by it shall provide that the obligations to the IC of paragraphs 5.1, 5.2, 8.1, 10.1, 10.2, 12.5, and 13.7-13.9 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. The Licensee further agrees to attach copies of these Paragraphs to all sub license agreements.

4.3

Any sublicenses granted by the Licensee shall provide for the termination of the sub license, or the conversion to a license directly between the sublicensees and the IC, at the option of the sublicensee, upon termination of this Agreement under Article 13. This conversion is subject to the IC approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement.

4.4

The Licensee agrees to forward to the IC a complete copy of each fully executed sublicense agreement postmarked within [**] of the execution of the agreement, which copy may be reasonably redacted as to confidential business information that is not required to enable the IC to confirm the compliance of the a sublicense agreement with the requirements of this Agreement. To the extent permitted by law, the IC agrees to maintain each sublicense agreement in confidence.

5.	STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1

Prior to the First Commercial Sale, the Licensee agrees to provide the IC with reasonable quantities of Licensed Products or materials made through the Licensed Processes for the IC’s non-clinical research use.

5.2

The Licensee agrees that products used or sold in the United States embodying Licensed Products or produced through use of Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the IC.

6.	ROYALTIES AND REIMBURSEMENT

6.1	The Licensee agrees to pay the IC a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

6.2	The Licensee agrees to pay the IC a minimum annual royalty as set forth in Appendix C.

6.3	The Licensee agrees to pay the IC earned royalties as set forth in Appendix C.

6.4	The Licensee agrees to pay the IC benchmark royalties as set forth in Appendix C.

6.5	The Licensee agrees to pay the IC sublicensing royalties as set forth in Appendix C.

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6.6

A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:

(a)	the application has been abandoned and not continued;

(b)	the patent expires or irrevocably lapses; or

(c)	the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

6.7	No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

6.8

On sales of Licensed Products by the Licensee to sublicensees or on sales made in other than an arms-length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which is received in a subsequent arms-length transaction from an end-user of the Licensed Products.

6.9

With regard to unreimbursed expenses associated with the preparation filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC and the Co-Owner prior to the effective date of this Agreement, the Licensee shall pay the Co-Owner, as an additional royalty, within [**] of the Co-Owner’s submission of a statement (which will include summaries of patent prosecution invoices) and request for payment to the Licensee, an amount equivalent to the unreimbursed patent expenses previously paid by the IC and the Co-Owner divided by the aggregate number of commercial licensees of the Licensed Patent Rights, that are obligated to reimburse patent costs under similar such provision on the date of the Invoice. Notwithstanding, Licensee shall not be required to pay more than [**] of such expenses. Such expenses are estimated to total [**] Euro ([**] US Dollars with an exchange rate of 1.07 US Dollar to Euro) as of January 18, 2017, and accordingly the Licensee’s payment obligation as of January 18, 2017 is estimated to be [**] Euro ([**] US Dollars). The conversion to US Dollars, if applicable, shall be made using the exchange rate published on the day the statement is received by Licensee. Unless otherwise indicated in Co-Owner’s request for payment, Licensee shall wire its payment obligation under Paragraph 6.9 to the following bank account:

AIM SECTEUR LUCRATIF INSTITUT DE MYOLOGIE

BNP PARIBAS

PARIS ASSOCIATIONS (02837)

IBAN: [**] BIC: [**]

Tax ID Number: [**]

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Payment under 6.9 shall not be due before the execution of an Inter-Institutional Agreement between the IC and the Co-Owner.

6.10

With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC and the Co-Owner on or after the effective date of this Agreement, the IC, at its sole option, may require the Licensee:

(a)

to pay the Co-Owner on an annual basis, within [**] of the Co-Owner’s submission of a statement (which will include summaries of patent prosecution invoices) and request for payment, a royalty amount equivalent to these unreimbursed expenses paid during the previous calendar year(s) divided by the aggregate number of commercial licensees of the Licensed Patent Rights, that are obligated to reimburse patent costs under similar such provision on the date of the Invoice;

(b)

to pay these unreimbursed expenses directly to the law firm employed by the IC or the Co-Owner, as applicable, to handle these functions divided by the aggregate number of commercial licensees of the Licensed Patent Rights, that are obligated to reimburse patent costs under similar such provision on the date of the Invoice. However, in this event, the IC or the Co-Owner, as applicable, and not the Licensee shall be the client of the law firm; or

(c)

under exceptional circumstances, the Licensee may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the Licensed Patent Rights. In that event, the Licensee shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain these patent applications or patents and shall provide the IC with copies of each invoice associated with these services as well as Co-Owner documentation that these invoices have been paid.

Notwithstanding the foregoing, Licensee shall not be required to pay more than [**] of the amounts set forth in clauses (a) and (b) above.

Payment under 6.10 shall not be due before the execution of an Inter-Institutional Agreement between the IC and the Co-Owner.

6.11

The Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon [**] written notice to the IC and owe no payment obligation under Paragraph 6.3, 6.4 or 6.10 in that country after the effective date of the written notice.

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7.	PATENT FILING, PROSECUTION, AND MAINTENANCE

The IC agrees that the Co-Owner will take responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights, and that the will furthermore be responsible for submitting to the Licensee all statements regarding payments of patent expenses as per Paragraphs 6.9 and 6.10.

8.	RECORD KEEPING

8.1 The Licensee agrees to keep accurate and correct records of Licensed Products made, used, sold, or imported and Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due the IC. These records shall be retained for at least [**] following a given reporting period and shall be available during normal business hours for inspection, at the expense of the IC, by an accountant or other designated auditor selected by the IC for the sole purpose of verifying reports and royalty payments hereunder. The accountant or auditor shall only disclose to the IC information relating to the accuracy of reports and royalty payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of [**] percent ([**]%) for any twelve (12) month period, then the Licensee shall reimburse the IC for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.8. All royalty payments required under this Paragraph shall be due within [**] of the date the IC provides the Licensee notice of the payment due.

9.	REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

9.1

Prior to signing this Agreement, the Licensee has provided the IC with the Commercial Development Plan in Appendix E, under which the Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance Benchmarks are determined as specified in Appendix D.

9.2

The Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within [**] after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacture and status of sublicensing, marketing, importing, and sales during the preceding calendar year, as well as, plans for the present calendar year. The IC also encourages these reports to include information on any of the Licensee’s public service activities that relate to the Licensed Patent Rights. If reported progress differs from that projected in the Commercial Development Plan and Benchmarks, the Licensee shall explain the reasons for such

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differences. In any annual report, the Licensee may propose amendments to the Commercial Development Plan, acceptance of which by the IC may not be denied unreasonably. The Licensee agrees to provide any additional information reasonably required by the IC to evaluate the Licensee’s performance under this Agreement. The Licensee may amend the Benchmarks at any time upon written approval by the IC. The IC shall not unreasonably withhold approval of any request of the Licensee to extend the time periods of this schedule if the request is supported by a reasonable showing by the Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application.

9.3	The Licensee shall report to the IC the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within [**] of such occurrences.

9.4

The Licensee shall submit to the IC, within [**] after each calendar [**], a royalty report, as described in the example in Appendix F, setting forth for the preceding [**] period, to the extent possible, an estimate of the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of the Licensee in each country with in the Licensed Territory, the Net Sales and the amount of royalty accordingly due. With each royalty report, the Licensee shall submit payment of earned royalties due. If no earned royalties are due to the IC for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of the Licensee and shall include a detailed listing of all deductions made under Paragraph 2.11 to determine Net Sales made under Article 6 to determine royalties due.

9.5

The Licensee agrees to forward [**] to the IC a copy of these reports received by the Licensee from its sublicensees during the preceding [**] period as shall be pertinent to a royalty accounting to the IC by the Licensee for activities under the sublicense.

9.6

Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due, and any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee. The royalty report required by Paragraph 9.4 shall be mailed to the IC at its address for Agreement Notices indicated on the Signature Page.

9.7

The Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay this tax and be responsible for all filings with appropriate agencies of foreign governments.

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9.8

Additional royalties may be assessed by the IC on any payment that is more than [**] overdue at the rate of [**] percent ([**]%) per month. This [**] percent ([**]%) per month rate may be applied retroactively from the original due date until the date of receipt by the IC of the overdue payment and additional royalties. The payment of any additional royalties shall not prevent the IC from exercising any other rights it may have as a consequence of the lateness of any payment.

9.9

All plans and reports required by this Article 9 and marked “confidential” by the Licensee shall, to the extent permitted by law, be treated by the IC as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the IC under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 CFR §5.65(d).

10.	PERFORMANCE

10.1

The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and Licensed Processes to Practical Application. Licensee shall be deemed to have used “reasonable commercial efforts” if it has adhered to the Commercial Development Plan in Appendix E and performance of the Benchmarks in Appendix D. The efforts of a sublicensee or an Affiliate shall be considered the efforts of the Licensee.

10.2

The Licensee agrees, after its First Commercial Sale, to make reasonable quantities of Licensed Products or materials produced through the use of Licensed Processes available to patient assistance programs if commercially practicable.

10.3

The Licensee agrees, after its First Commercial Sale, and as part of its marketing and product promotion, to develop educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products, if commercially practicable and consistent with applicable regulations.

10.4

The Licensee agrees to supply, to the Mailing Address for Agreement Notices indicated on the Signature Page, the Office of Technology Transfer, NIH with a reasonable amount of inert samples of the Licensed Products or Licensed Processes or their packaging for educational and display purposes only.

11.	INFRINGEMENT AND PATENT ENFORCEMENT

11.1

The IC and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as, any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either Party becomes aware.

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11.2

In the event that a declaratory judgment action alleging invalidity of any of the Licensed Patent Rights shall be brought against the IC, the IC agrees to notify the Licensee that an action alleging invalidity has been brought. The IC does not represent that it shall commence legal action to defend against a declaratory action alleging invalidity. The Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action. Should the Government be made a party to any suit by motion or any other action of the Licensee, the Licensee shall reimburse the Government for any costs, expenses, or fees, which the Government incurs as a result of the motion or other action. Upon the Licensee’s payment of all costs incurred by the Government as a result of the Licensee’s joinder motion or other action, these actions by the Licensee shall not be considered a default in the performance of any material obligation under this Agreement.

12.	NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1	The IC offers no warranties other than those specified in Article 1.

12.2

The IC does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

12.3

THE IC MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR AP ARTICULAR PURPOSE OF ANY SUBJECT MATIER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

12.4	The IC does not represent that it shall commence legal actions against third parties infringing the Licensed Patent Rights.

12.5

The Licensee shall indemnify and hold the IC, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a)	the use by or on behalf of the Licensee, its sublicensees, its directors, employees, or third parties of any Licensed Patent Rights; or

(b)

the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.

12.6	The Licensee agrees to maintain a liability insurance program consistent with so und business practice.

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13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1

This Agreement is effective when signed by all parties, unless the provisions of Paragraph 14.15 are not fulfilled, and shall extend on a Licensed Product-by-Licensed Product and country-by-country basis to the expiration of the last to expire of the Licensed Patent Rights covering the Licensed Product in such country unless sooner terminated as provided in this Article 13.

13.2

In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within [**] after the date of notice in writing of the default, the IC may terminate this Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.

13.3

In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party’s intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify the IC in writing.

13.4	The Licensee shall have a unilateral right to terminate this Agreement in any country or territory by giving the IC sixty (60) days written notice to that effect.

13.5

Subject to the cure provisions paragraphs 13.2 and 13.6, the IC shall specifically have the right to terminate or modify, at its option, this Agreement, if the IC reasonably determines that the Licensee:

(a)

is not executing the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate to the IC’s satisfaction that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve Practical Application of the Licensed Products or Licensed Processes;

(b)	has not achieved the Benchmarks as may be modified under Paragraph 9.2;

(c)	has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by this Agreement;

(d)	has committed a material breach of a covenant or agreement contained in this Agreement;

(e)	is not keeping Licensed Products or Licensed Processes reasonably available to the public after commercial use commences;

(f)	cannot reasonably satisfy unmet health and safety needs; or

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(g)	cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.2, unless waived.

13.6

In making the determination referenced in Paragraph 13.5, the IC shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9.2. Prior to invoking termination or modification of this Agreement under Paragraph 13.5, the IC shall give written notice to the Licensee providing the Licensee specific notice of, and a [**] opportunity to respond to the IC’s concerns as to the items reference d in 13.5(a)-13.5(g). If the Licensee fails to alleviate the IC’s concerns as to the items referenced in 13.5(a)-13.5(g) or fails to initiate connective action to the IC’s satisfaction, the IC may terminate this Agreement. Notwithstanding the above, with respect to items 13.5(e) and 13.5(f), the IC may only terminate the license with respect to the specific Licensed Product which gave rise to the IC’s concern regarding such items; this Agreement will otherwise remain in full force and effect.

13.7

The IC reserves the right according to 35 U.S.C. §209(d)(3) to terminate or modify this Agreement if it is reasonably determined that the action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.

13.8

Within [**] of receipt of written notice of the IC’s unilateral decision to modify or terminate this Agreement, the Licensee may, consistent with the provisions of 37 CFR §404.11, appeal the decision by written submission to the designated the IC official. The decision of the designated IC official shall be the final agency decision. The Licensee may thereafter exercise any and all administrative or judicial remedies that may be available.

13.9

Within [**] of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expense, due to the IC shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with the IC pursuant to Paragraph 4.3. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement , the Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to the IC or provide the IC with written certification of the destruction thereof to the extent the same are covered by Licensed Patent Rights at such time. The Licensee may not be granted additional IC licenses if the final reporting requirement is not fulfilled.

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14.	GENERAL PROVISIONS

14.1

Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by the Government or excuse a similar subsequent failure to perform any of these terms or conditions by the Licensee.

14.2

This Agreement constitutes the entire agreement between the Parties relating to the subject matter of the Licensed Patent Rights, Licensed Products and Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

14.3

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.4

If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.5	The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

14.6

All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the Signature Page, or to any other address as may be designated in writing by such other party. Agreement notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

14.7

This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court), except to the Licensee’s Affiliate(s) or in connection with a sale or transfer of all or

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substantially all of Licensee’s business or assets relating to the subject matter of this Agreement, whether by merger, sale of assets or otherwise, without the prior written consent of the IC. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable, other than to Affiliates or in connection with the merger, sale, or transfer referred to above. In the event that the IC approves a proposed assignment, the Licensee shall pay the IC, as an additional royalty, [**] percent ([**]%) of the fair market value of consideration received specifically related to the assignment of this Agreement, as calculated in good faith by the Licensee, taking into consideration the relative value of the Licensed Patent Rights in the context of all other intellectual property associated with any such assignment, within [**] of the assignment.

14.8

The Licensee agrees in its use of any IC-supplied materials to comply with all applicable statutes, regulations, and guidelines, including the NIH and the HHS regulations and guidelines. The Licensee agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 CFR Part 50 and 45 CFR Part 46. The Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying the IC, in writing, of the research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to the IC of research involving human subjects or clinical trials outside of the United States shall be given no later than [**] prior to commencement of the research or trials.

14.9

The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological materials, and other commodities. The transfer of these items may require a license from the appropriate agency of the Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of the agency. The IC neither represents that a license is or is not required or that, if required, it shall be issued.

14.10

The Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status. All Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve the IC patent rights in those countries.

14.11

By entering into this Agreement, the IC does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement. The Licensee shall not state or imply that this Agreement is an endorsement by the Government, the IC, any

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other Government organizational unit, or any Government employee. Additionally, the Licensee shall not use the names of the IC, NIH, FDA or HHS or the Government or their employees in any advertising, promotional, or sales literature without the prior written approval of the IC.

14.12

The Parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated the IC official, or designee, whose decision shall be considered the final agency decision. Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available.

14.13

Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 CFR Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14	Paragraphs 8.1, 9.7-9.9, 12.1-12.5, 13.8, 13.9, 14.12 and 14.14 of this Agreement shall survive termination of this Agreement.

14.15

The terms and conditions of this Agreement shall, at the IC’s sole option, be considered by the IC to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the IC within [**] from the date of the IC signature found at the Signature Page.

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NIH PATENT LICENSE AGREEMENT NONEXCLUSIVE – SUBLICENSABLE

SIGNATURE PAGE

For the IC:

/s/ Alan H. Deutch_	2017.02.02
Name: Alan H. Deutch, Ph.D	Date:

Title: Director

Office: Office of Technology Transfer and Development (OTTAD)

NHLBI

National Institute of Health

Mailing Address or Email Address for Agreement notices and reports:

License Compliance and Administration

Monitoring & Enforcement

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3803 U.S.A.

E-Mail: LicenseNotices_Reports@mail.nih.gov

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

By:

/s/ Jason Rhodes
Signature of Authorized Official	Date: February 2, 2017

Jason Rhodes
Printed Name

Chairman
Title

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I.	Official and Mailing Address for Agreement notices:

Jason Rhodes
Name
Name:

Chairman
Title:

Mailing Address

Torus Therapeutics, Inc.

400 Technology Square, 10th Floor

Cambridge, MA 02139

Email Address: [**]

Phone:

Fax:

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)

Jason Rhodes
Name

Chairman
Title

Mailing Address:
Torus Therapeutics, Inc.

400 Technology Square, 10th Floor

Cambridge, MA 02139

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Email Address:	[**]
Phone:	857-201-2700
Fax:

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31U.S.C. §§1001 (criminal liability including fine(s) and/or imprisonment).

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APPENDIX C - ROYALTIES

Royalties:

I.	The Licensee agrees to pay to the IC a non-creditable, nonrefundable license issue royalty in the amount of [**] ($[**]) US dollars.

II.	The Licensee agrees to pay to the IC a nonrefundable minimum annual royalty in the amount of [**] Dollars ($[**]) as follows:

(a)

The first minimum annual royalty is due within [**] of the first January 1 following the effective date of this Agreement. For the sake of clarity, if the Effective date of this Agreement is January 15, 2017, then the first minimum annual royalty shall be due within [**] of January 1, 2018; and

(b)	Subsequent minimum annual royalty payments are due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year.

III.

The Licensee agrees to pay the IC earned royalties of [**] percent ([**]%) on Net Sales by or on behalf of Licensee or its sub licensees on a Licensed Product-by-Licensed Product and country-by- country basis until the expiration of the last-to-expire Licensed Patent Rights covering such Licensed Product in such country. Licensee may deduct up to [**] percent ([**]%) of third party payments made by Licensee, Licensee’s Affiliates, or Sublicensee to a third party for Licensed Product and/or Licensed Processes from the respective royalty due the IC, excluding payments made to University of Massachusetts Medical School for licensed technology under agreements that exist as of the effective date of this Agreement or for payments made to the NIH/IC for closely related technology on which Robert Kotin is an inventor and for which the intellectual property filing is in process as of the effective date of this Agreement. However, the royalty payments may not be reduced by more than [**]% of what would have been owed to the IC without such allowed reduction, which means that the earned royalties cannot be reduced below [**]%

IV.	The Licensee agrees to pay the IC one-time Benchmark royalties per Licensed Product within [**] of achieving each Benchmark:

(a)	[**] $[**]

(b)	[**] $[**]

(c)	[**] $[**]

(d)	[**] $[**]

(e)	[**] $[**]

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Total one-time Benchmark payments per Licensed Product developed or commercialized under the Agreement, regardless of the number of indications in which such Licensed Product might be pursued or app roved, shall not exceed $350,000. One-time milestones are not payable for Licensed Products that encode a transgene with substantially similar protein function as a Licensed Product for which one-time Benchmark payments have already been made.

V.

The Licensee agrees to pay the IC additional sublicensing royalties of [**] percent ([**]%) of consideration (Sublicense Consideration) received for the granting of each sublicense under Section 4.4 that is reasonably allocable, as determined in good faith by the Licensee, to the grant of a sublicense of the rights granted to the Licensee under the Licensed Patent Rights within [**] of the execution of such sublicense. Sub license Consideration shall not include: (a) license maintenance fees, (b) payments made in consideration for the issuance of equity or debt securities of Licensee, (c) payments made for the reimbursement of, or committed to, research and development or reimbursement of patent prosecution, defense, enforcement and maintenance costs, (d) milestone or benchmark payments or (e) royalties or other profit sharing.

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PUBLIC HEALTH SERVICE

Amendment

This Agreement is based on the model Amendment Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

NHLBI

an Institute or Center (hereinafter referred to as the “IC”) of the

NIH

and

GenerationBio,

hereinafter referred to as the “Licensee”,

having offices at 301 Binney Street, 4th Floor, Cambridge, MA 02142 created and operating under the laws of Delaware.

Tax ID No.: 814301284

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First AMENDMENT TO L-124-2017/0

This is the First amendment (“First Amendment”) of the agreement by and between the IC and Licensee having an effective date of February 02, 2017 and having IC Reference Number L-124-2017/0 (“Agreement”). This First Amendment, having IC Reference Number L-124-2017/1 includes, in addition to the amendments made below, 1) a Signature Page, and 2) Attachment 1 (Royalty Payment Information).

WHEREAS, the IC and the Licensee desire that the Agreement be amended a first time as set forth below in order to 1) clarify the dates of patent costs reimbursement, 2) clarify that the nonexclusive license hereunder is granted to Licensee by all owners of the Licensed Intellectual Property, and 3) add a new clause related to public health.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the IC and the Licensee, intending to be bound, hereby mutually agree to the following:

1)	Replace Paragraph 3.1 with the following:

The IC and the Co-Owner hereby grant and the Licensee accepts, subject to the terms and conditions of this Agreement, a nonexclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, research, have researched, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Processes in the Licensed Fields of Use. The IC represents that it and the Co-Owner have entered into an Inter-Institutional Agreement dated June 24, 2019, under which the IC has the authority to grant licenses under Co-Owner’s ownership rights in the Licensed Patent Rights.

2)	Replace Paragraph 6.9 with the following:

With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the Co-Owner prior to the date listed on the Co-Owner’s first request for payment, the Licensee shall pay the Co-Owner, as an additional royalty, within [**] of the Co-Owner’s submission of a request for payment (which will include summaries of patent prosecution invoices) to the Licensee, an amount equivalent to the unreimbursed patent expenses previously paid by the Co-Owner, divided by the aggregate number of commercial licensees of the Licensed Patent Rights that are obligated to reimburse patent expenses under similar such provision, on the date of the request for payment. Notwithstanding, Licensee shall not be required to pay more than [**] of such total patent expenses. The payment shall be made in Euro or in US Dollars. The conversion to US Dollars, if applicable, shall be made using the exchange rate published on the day the statement is received by Licensee.

Unless otherwise indicated in Co-Owner’s request for payment, Licensee shall wire its payment obligation under Paragraph 6.9 to the following bank account:

AIM SECTEUR LUCRATIF INSTITUT DE MYOLOGIE

BNP PARIBAS

PARIS ASSOCIATIONS (02837) IBAN: [**]

BIC: [**]

Tax ID Number: [**]

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3)	Replace Paragraph 6.10 with the following:

With regard to reasonable unreimbursed expenses (such that do not include expenses incurred due to unwarranted extensive delays caused by gross negligence of the Co-Owner) associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the Co-Owner on or after the date of the Co-Owner’s first request for payment referenced in Paragraph 6.9, the IC, at its sole option, may require the Licensee to pay the Co-Owner on an annual basis, within [**] of the Co-Owner’s submission of a request for payment (which will include summaries of patent prosecution invoices), a royalty amount equivalent to these unreimbursed expenses paid during the previous year divided by the aggregate number of commercial licensees of the Licensed Patent Rights that are obligated to reimburse patent expenses under a similar such provision;

The payment shall be made in Euro or in US Dollars. The conversion to US Dollars, if applicable, shall be made using the exchange rate published on the day the request for payment is received by Licensee.

under exceptional circumstances, the Licensee may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the Licensed Patent Rights. In that event, the Licensee shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain these patent applications or patents and shall provide the IC with copies of each invoice associated with these services as well as documentation that these invoices have been paid.

Notwithstanding the foregoing, the Licensee’s payment obligation under paragraph 6.10 shall not exceed [**] of the total patent expenses for the year.

4)	In Article 10: “Performance” add Paragraph 10.5 as follows:

For gene therapy products for the treatment of rare diseases Licensee shall make commercially reasonable efforts:

(i)

to pursue broad international patient accessibility for products commercialized under the license such that the conditions of commercialization of the products under the licence shall not constitute a material obstacle to the ability of patients suffering rare diseases to have reasonable access to such product for their own treatment, taking into account any existing and applicable regulatory and reimbursement systems and any other applicable legal and regulatory regimes on a relevant national, international or regional level, and as the case may be, by voluntarily joining accredited programs such as Patient Assistance Program (PAP) or global equivalents thereof, if it is reasonably feasible to do so;

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(ii)

in the event of early termination of the Agreement, Licensee shall negotiate in good faith with the Co-Owner, or the existing and future licensees of the Licensed Patent Rights, a license to intellectual property rights that (a) claim the relevant Licensed Product or the use of the relevant Licensed Product, (b) were generated by Licensee as part of its development of the relevant Licensed Product, (c) are owned by Licensee, and (d) but for having a license under which the manufacture, use, sale, offer for sale or import of the relevant Licensed Product by the Co-Owner or such existing or future licensee would infringe such intellectual property rights, on market terms and conditions negotiated in a bona fide manner;

(iii)	to reasonably seek the grant of a conditional (EU) or accelerated (US) approval for eligible patients, in keeping with applicable legal and regulatory regimes; and

(iv)

to reasonably accommodate requests for pre-approval compassionate access to Licensed Products provided that such access is: (a) feasible, (b) in keeping with applicable legal and regulatory regimes, and (c) Licensee retains control over the Licensed Products and their dissemination.

5)

In the event any provision(s) of the Agreement is/are inconsistent with Attachment 1, such provision(s) is/are hereby amended to the extent required to avoid such inconsistency and to give effect to the shipping and payment information in such Attachment 1.

6)	All terms and conditions of the Agreement not herein amended remain binding and in effect.

7)

The terms and conditions of this First Amendment shall, at the IC’s sole option, be considered by the IC to be withdrawn from the Licensee’s consideration and the terms and conditions of this First Amendment, and the First Amendment itself, to be null and void, unless this First Amendment is executed by the Licensee and a fully executed original is received by the IC within [**] from the date of the IC’s signature found at the Signature Page.

8)	This First Amendment is effective on the date it is executed by all parties.

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FIRST AMENDMENT TO L-124-2017/0

SIGNATURE PAGE

In Witness Whereof, the parties have executed this First Amendment on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For the IC:

/s/ Vincent A. Kolesnitchenko, Ph.D.

Vincent Kolesnitchenko, Ph.D. on behalf of Cecilia Pazman, Ph.D.

Acting Director

Office of Technology Transfer and Development

National Heart, Lung, and Blood Institute

National Institutes of Health

2019.07.10 Date

Mailing Address or E-mail Address for Agreement notices and reports:

License Compliance and Administration

Monitoring & Enforcement

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

For the Licensee (Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

/s/ Geoffrey McDonough Signature of Authorized Official	July 1, 2019 Date

Name: Geoffrey McDonough

Title: Chief Executive Officer

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I.	Official and Mailing Address for Agreement notices:

Jennifer Elliot
Name

Chief Legal Officer
Title

Mailing Address:

301 Binney St., Suite 401

Cambridge, MA 02142

Email Address: [**]

Phone: [**]

Fax:

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments):

Thomas Graney
Name

Chief Financial Officer
Title

Mailing Address:

301 Binney St., Suite 401

Cambridge, MA 02142

Email Address: [**]

Phone:

Fax:

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

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